SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 15, 2003

AmeriCredit Automobile Receivables Trust 2003-A-M

(Exact Name of Registrant as specified in its charter)

United States	333-73606	82-6106872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o AmeriCredit Financial Services, Inc. Attention: Preston Miller 801 Cherry Street, Suite 3900 Fort Worth, TX 76102
(Address of Principal Executive Office)

(817) 302-7000
Registrant’s phone number

Item 5.                                                             Other Events

Information relating to distributions to Noteholders for the August 2003 Collection Period of the Registrant in respect of the Class A-1 Asset Backed Notes, Class A-2A Asset Backed Notes, Class A-2B Floating Rate Asset Backed Notes, Class A-3A Asset Backed Notes, Class A-3B Floating Rate Asset Backed Notes, Class A-4A Asset Backed Notes, and Class A-4B Floating Rate Asset Backed Notes (collectively, the “Notes”) issued by the Registrant.  The performance of the Receivables held by the Registrant, together with certain other information relating to the Notes, is contained in the Preliminary Servicer’s Certificate and the Servicer’s Certificate for the referenced Collection Period. Both of which Certificates are provided to Noteholders pursuant to the Sale and Servicing Agreement dated as of April 10, 2003 between the Registrant, AFS SENSUB Corp., as Seller, AmeriCredit Financial Services, Inc., as Servicer, Systems & Services Technologies, Inc., as Backup Servicer, and JP Morgan Chase Bank as Trust Collateral Agent (the “Agreement”).

Item 7.                                                             Financial Statements, Exhibits

Exhibit No.	Exhibit
99.1	Preliminary Servicer’s Certificate and Servicer’s Certificate for the August 2003 Collection Period relating to the Notes issued by the Registrant pursuant to the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AmeriCredit Automobile Receivables Trust 2003-A-M

By:  AmeriCredit Financial Services, Inc., as Servicer

/s/	Preston Miller
Preston Miller
Vice Chairman and Chief Financial Officer

September 15, 2003

EXHIBIT INDEX

Exhibit

99.1	Preliminary Servicer’s Certificate and Servicer’s Certificate for the August 2003 Collection Period relating to the Notes issued by the Registrant.